UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 3, 2016

READING INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California		90045
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD.

On May 2, 2016, T2 Partners Management, LP, T2 Accredited Fund, LP, T2 Qualified Fund, LP, Tilson Offshore Fund, Ltd., T2 Partners Management I, LLC, T2 Partners Management Group, LLC, JMG Capital Management, LLC and Pacific Capital Management, LLC (collectively referred to as “T2 Plaintiffs”) filed a petition on order shortening time seeking a preliminary injunction (1) enjoining the Inspector of Elections from counting any proxies purporting to vote either the 327,808 Class B shares represented by stock certificate B0005 (held of record by the Estate of James J. Cotter, Sr.) or the 696,080 Class B shares represented by stock certificate RDIB 0028 (held of record by the James J. Cotter, Sr. Living Trust) at the upcoming June 2, 2016 Annual Meeting of Stockholders, and (2) enjoining Ellen Cotter, Margaret Cotter and James J. Cotter, Jr. from voting the above referenced shares at the 2016 Annual Meeting of Stockholders.  We believe that the above referenced shares are currently held of record by the Cotter Estate and the Cotter Trust, and such shares can be voted by the Co-Executors of the Cotter Estate and the Trustees of the Cotter Trust, as applicable.  Also, we believe that the claims asserted by T2 Plaintiffs are without merit and seek equitable remedies for which no relief can be given.  No hearing date has been set at the time of filing this Form 8-K.

Item 8.01  Other Events.

Reading International, Inc. (“Reading” or the “Company”), through it press release dated May 4, 2016, announced today that it received notice from the NASDAQ Listing Qualifications Department stating that it regained compliance with NASDAQ Listing Rule 5250(c)(1) by filing with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2015.

Item 9.01  Financial Statements and Exhibits.

99.1Press release issued by Reading International, Inc. on May 4, 2016, entitled “Reading International Regains Compliance with NASDAQ Listing Rules”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.3
READING INTERNATIONAL, INC.

Date: May 4, 2016	By:	/s/ Devasis Ghose
	Name:	Devasis Ghose
	Title:	Chief Financial Officer